UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2017

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Oil-Dri Corporation of America (the “Company”) held its annual meeting of stockholders on December 12, 2017. See the Company’s 2017 Proxy Statement for more information on the proposals presented at the meeting, the relevant portions of which are incorporated herein by reference.

PROPOSAL 1: ELECTION OF DIRECTORS

The stockholders elected all of the nominees for director recommended by the Company’s Board of Directors (the “Board”). The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
J. Steven Cole	24,595,889	813,443	790,968
Daniel S. Jaffee	24,152,217	1,257,115	790,968
Richard M. Jaffee	23,496,037	1,913,295	790,968
Joseph C. Miller	23,404,730	2,004,602	790,968
Michael A. Nemeroff	23,265,780	2,143,552	790,968
George C. Roeth	24,664,697	744,635	790,968
Allan H. Selig	24,592,935	816,397	790,968
Paul E. Suckow	24,698,229	711,103	790,968
Lawrence E. Washow	24,700,901	708,431	790,968

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The stockholders ratified the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending July 31, 2018. The voting results were as follows:

For	26,107,475
Against	91,207
Abstain	1,618

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED IN THE COMPANY’S 2017 PROXY STATEMENT

The stockholders, in an advisory vote, approved the compensation of the named executive officers as disclosed in the Company’s 2017 Proxy Statement. The voting results were as follows:

For	25,330,831
Against	66,756
Abstain	11,745
Broker Non-Votes	790,968

PROPOSAL 4: SELECTION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The stockholders, in an advisory vote, selected “three years” as the frequency for future advisory votes on the compensation of the named executive officers. The voting results were as follows:

One Year	2,322,617
Two Years	41,909
Three Years	23,033,230
Abstain	11,576
Broker Non-Votes	790,968

In accordance with the Board’s recommendation and the stockholder vote results on above Proposal 4, the Board has determined that the Company will conduct future advisory votes on the compensation of the named executive officers on a triennial basis.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     At its meeting on December 12, 2017, the Board appointed named executive officer, Douglas A. Graham, to the new position of Vice President, Legal Policy and Regulatory Affairs, in which he will lead the Company’s regulatory, compliance, real and intellectual property and litigation functions. The Board promoted Laura G. Scheland, Assistant General Counsel and Assistant Secretary of the Company since April 2013, to the executive officer role of Vice President, General Counsel and Secretary, which was previously held by Mr. Graham since March 2011.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2017, the Board approved an amendment to Article III of the by-laws of the Company to add a new Section 14 to provide for the designation of Directors Emeritus and a Chairman Emeritus. The amendment is effective immediately.

The foregoing summary of the amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Also on December 12, 2017, the Company’s Board of Directors declared quarterly cash dividends of $0.23 per share of the Company’s Common Stock and 0.173 per share of the Company’s Class B Stock. The dividends will be payable on March 2, 2018, to stockholders of record at the close of business on February 16, 2018. A copy of the Company’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

3.1	Amendment of By-laws, approved by Board of Directors on December 12, 2017
99.1	Press Release dated December 13, 2017 (Cash Dividends)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Vice President, General Counsel and Secretary

Date:  December 13, 2017

Exhibit Index

Exhibit Number	Description of Exhibits

3.1	Amendment of By-laws, approved by Board of Directors on December 12, 2017
99.1	Press Release dated December 13, 2017 (Cash Dividends)